UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/26/2007

Wells Real Estate Investment Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25739

MD	58-2328421
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6200 The Corners Parkway
Norcross, GA 30092-3365
(Address of principal executive offices, including zip code)

770-449-7800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On February 26, 2007, Wells Real Estate Investment Trust, Inc. (the "Registrant") sent a letter to the financial representatives of its stockholders, as well as an electronic message to participating broker-dealers, notifying them that the Registrant will be mailing proxy materials for solicitation of a vote related to a proposed merger transaction. A Current Report on Form 8-K was filed on February 5, 2007 disclosing the execution of a merger agreement related to this transaction. The letter and the electronic message are attached as Exhibit 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibits and the information set forth therein are deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wells Real Estate Investment Trust, Inc.

Date: February 26, 2007	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President

Exhibit Index

Exhibit No.	Description
EX-99.1	Financial Representative Letter
EX-99.2	Participating Broker-Dealer Electronic Message